EXHIBIT 10.17
-------------

                           WEBB INTERACTIVE SERVICES
                       MASTER SOFTWARE LICENSE AGREEMENT



THIS MASTER SOFTWARE LICENSE AGREEMENT ("Agreement"), together with the attached Schedules, Exhibits or Addenda which are incorporated and made part of this Agreement, is entered into by and between WEBB INTERACTIVE SERVICES, INC. ("Webb"), a Colorado corporation with its principal offices located at 1899 Wynkoop, Suite 600, Denver Colorado, USA 80202 and the client(s) ("Client") whose name, principal business address, and jurisdiction of incorporation are set forth below. Webb and Client are referred to collectively as the "Parties."

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Client Name(s):                                      Promedia GCV
                                                     ---------------------
Address:                                             De Keyserlei 5, Bus 7
                                                     ---------------------
City:
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State/Zip or Province/Postal Code:                   2018 Antwerp
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Country:                                             Belgium
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Jurisdiction of Incorporation:                       Belgium
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1.0  License, Hosting Services and Payment.

1.1 Webb hereby grants to Client a perpetual and non-transferable License to use the Products with the Number of SMEs designated in Schedule A, subject to the terms and conditions of this Agreement.

1.2 Client may, at its option and expense, host or request a third party or Webb to host Client's web site. If Client elects to have Webb host Client's web site, Webb shall do so only if the Parties enter into the Web Site Hosting Agreement attached hereto as Schedule C.

1.3 Client shall pay Webb the License Fees and any applicable Sales Tax on License Fees, as set forth in Schedule A, Exhibit A-1 attached hereto, subject to any discounts therein. All fees are exclusive of Taxes. If applicable laws require the withholding of Taxes under this Agreement, Client shall notify Webb, make the applicable withholding, and remit the required Tax to the proper governmental authority.

2.0  Delivery and Installation.

2.1 Unless otherwise agreed by the Parties in a separate written agreement, Webb shall deliver the Products to Client, including one copy of the Software and one copy of the Documentation on appropriate media upon receipt of a completed contract from Client.

2.2 Unless otherwise agreed by the Parties in a separate written agreement, Client shall, at its expense, be responsible for installation of the Software, User training, data conversion, and other services necessary to installing and using the Products.

3.0  Definitions.

3.1 "Agreement" means this Agreement, Schedules, Exhibits and any addenda signed by the Parties.

3.2 "Documentation" means all documentation delivered by Webb with the Software, whether in machine-readable or printed form, including any updates, revisions, new versions, and supplements to such documentation.

3.3 "Effective Date" means the date when authorized representatives of both Webb and Client have signed this Agreement as indicated at the end of this Agreement.

3.4 "Intellectual Property Rights" means all copyrights, confidentiality rights, trade secret rights, trademark rights, patent rights and other intellectual property rights.

3.5  "License" means the license referred to in Section 1.1.

3.6 "License Fee" means the license fee payable for a Product as set forth in the Schedule A, Exhibit A-1.

3.7 "Maintenance and Support" means the assistance provided by Webb, directly or indirectly, to Client pursuant to the Maintenance and Support Agreement attached to this Agreement.

3.8 "Modifications or Enhancements" means any modifications, enhancements or derivative works to the Products which contain or use any object code or source code developed by Webb.

3.9 "Number of Small/Medium Enterprises" or "SMEs" means the maximum number of Client's customers' web sites which may use the licensed Products.

3.10 "Number of Sites" means the maximum number of locations at which the server portion of the Products are installed.

3.11 "Patent or Copyright" means a patent or copyright granted by the government of any country in which the server portion of the Products are installed.

3.12 "Products" means the products owned by Webb and designated on Schedule A to this Agreement.

3.13  "Product Warranty" means the warranty referred to in Section 5.0.

3.14 "Software" means the software portion of the Products in object code or source code format, any updates, revisions, new versions, supplements, and all permitted copies of the foregoing supplied by Webb to Client, whether in machine readable or printed form.

3.15 "Taxes" means any sales, use, excise, value-added, withholding taxes or other taxes based upon this Agreement, including taxes, interest and penalties that are levied or assessed by a governmental authority, resulting from this Agreement, excluding taxes based on Webb's net income.

3.16 The singular and plural shall each include the other, and this Agreement shall be read accordingly when required by the facts.

4.0   Maintenance and Support.

4.1 If requested by Client, Webb shall provide Maintenance and Support to Client pursuant to the Maintenance and Support Agreement attached hereto as Schedule B. Client may perform all or part of the Maintenance and Support itself or contract with third parties to provide such services.

5.0   Warranty

5.1 Webb warrants that at the time of delivery of the Products, the media containing the Products shall be free of material defects. Client's sole and exclusive remedy for breach of the Media Warranty is replacement of the defective media if any such defect is found within three (3) months after deployment of the defective media and Client promptly notifies Webb of the defect in writing.

5.2 Webb warrants that upon delivery, the Products shall materially or substantially perform in accordance with the Documentation provided by Webb. Webb warrants that the Products are free from computer viruses introduced therein as a result of the negligence or intentional acts of Webb, its employees, representatives and/or subcontractors and that the Products will be free of software traps, viruses, worms, or code (including any disabling device or code whatsoever) which would interfere with the intended use thereof in accordance with the Documentation or which destroy or alter Client's data. Client's exclusive remedies for breach of the Product Warranty are (a) Client may request Maintenance and Support from Webb to enable the Products to comply with the Product Warranty, and (b) if the Maintenance and Support requested by Client does not enable the Products to comply with the Product Warranty within a reasonable period of time, Client may, at its option, seek a replacement of the affected Products or a refund of the License Fee paid directly to Webb by Client for the affected Products. Webb shall not be liable to remedy any claimed breach of the Product Warranty due to the acts or omissions of the Client or any third party.

5.3 Webb agrees that, as long as Client is not in breach of any term of this Agreement, Client shall have access and the rights to use the source code to the Products (in perpetuity and provided such use is consistent with the terms of this Agreement) if, due to no fault of Client, Webb goes bankrupt or otherwise ceases to exist as a going concern. Within 14 business days of the Effective Date, a copy of the source code for the Products will be deposited with an escrow agent that is reasonably acceptable to the Parties pursuant to an escrow agreement that is also reasonably acceptable to the Parties.

5.4 THE EXPRESS LIMITED WARRANTIES IN THIS SECTION 5.0 ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS EXPRESSED OR IMPLIED, CONTRACTUAL OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, WEBB DOES NOT WARRANT THAT THE USE OF THE PRODUCTS SHALL BE UNINTERRUPTED OR ERROR FREE OR THAT ALL DEFICIENCIES OR ERRORS ARE CAPABLE OF BEING CORRECTED.

6.0   Intellectual Property Rights.

6.1 Client acknowledges and agrees that the Products, the ideas, methods of operation, processes, know-how, aesthetic aspects, sub-systems and modules included in the Products, the graphical user interfaces for the Products, and the look and feel of the Products are proprietary materials which contain valuable trade secrets and that all Intellectual Property Rights to the Products are owned exclusively by Webb, subject to the License.

6.2 Client acknowledges and agrees that Webb shall retain title to all Intellectual Property Rights related to the Products, copies of the Products, and Modifications or Enhancements. If the Client makes any Modifications or Enhancements, Client shall assign to Webb all Intellectual Property Rights to the Modifications and Enhancements, provided that Client shall retain a
                                    -------------
perpetual, royalty-free license to use, copy and modify any such Modifications and Enhancements. Modifications or Enhancements may be used in conjunction with the Products only in compliance with this Agreement.

6.3 Client shall take reasonable precautions (including the precautions used for Client's own confidential information) to prevent the unauthorized use or disclosure of the Products, any source code provided to Client under this Agreement, or the results of any performance or benchmark tests of the Products. Client shall not allow the Products or any such test results to be made available to any third party who is not an authorized user, unless Webb approves such in writing and the third party enters into a non-disclosure and non-use agreement with Client on terms acceptable to Webb. Client shall not disassemble, decompile, decode or reverse engineer the Products, except as expressly permitted by applicable law.

6.4 Client shall keep the Products free and clear of all liens and security interests and may not sublicense the Products.

7.0   Inspection.

Webb shall have the right to inspect, with reasonable notice, during normal business hours, any location where the Products are being used and to run the Products for the purpose of auditing their use. Webb may exercise this right only once in any six-month period.

8.0   Other Products.

8.1 If Client desires to obtain other or additional available products from Webb that do not have pricing, features and functionality similar to the Products, those products shall be licensed for use by Client only by entering into a separate Product License Agreement with Webb at Webb's then current license fees.

8.2 All future products, upgrades or enhancements shall be developed and made available by Webb at its sole discretion. In providing future products, upgrades or enhancements developed and made available by Webb, Webb shall not intentionally discriminate against Client in terms of availability and pricing for identical products and services.

9.0   Copies of Software and Documentation.

9.1 Client may copy the Software, in object and/or source code format, only for backup and archival purposes. All copies of the Software must have all of the restrictive and proprietary notices as they appear on copies of the Software provided by Webb.

9.2 Client may copy Documentation of the Products only on a limited basis as reasonably required. All copies of the Documentation shall have all of the restrictive and proprietary notices as they appear on copies of the Documentation provided by Webb.

10.0  Source Code.

The Software, in source code format, may be used only for diagnosing problems and developing Modifications or Enhancements permitted by this Agreement. Client shall ensure that only such authorized users have access to the source code.

11.0  Infringement.

11.1 Webb shall, at its expense, defend any suit or claim brought against Client and shall indemnify Client against an award of damages and costs against Client by a court judgment based on a claim that Client's use of a Product infringes a Patent or Copyright, if Client: (a) promptly notifies Webb in writing of the suit or claim so as not to prejudice Webb's rights under any legal process; (b) gives Webb sole authority to defend or settle the suit or claim; (c) gives Webb all information in Client's control concerning the suit or claim; and (d) reasonably cooperates and assists Webb with defense of the suit or claim.

11.2 If any Product becomes or in Webb's opinion is likely to become the subject of a suit or claim of infringement of a Patent or Copyright, Webb shall at its option and expense (a) obtain the right for Client to use the Product, or if this right cannot be procured, (b) replace or modify the Product so that it becomes non-infringing, it being understood that the Products so replaced or modified will materially or substantially perform in accordance with the Documentation provided by Webb; or if, having used all reasonable endeavors, neither (a) nor (b) can be accomplished, (c) terminate the License. If Webb terminates the License for the infringing Product under this Section 11.2 (a) Client shall cease to use the infringing Product and shall return it to Webb; and (b) Webb shall pay Client, as Client's sole and exclusive remedy against Webb (other than indemnification by Webb under Section 11.1) an amount equal to the License Fee paid under this Agreement for the infringing Product provided that the aggregate amount payable by Webb shall not exceed (i) the License Fee paid by Client if the infringement occurs during the first year of this Agreement; or (ii) sixty (60) percent of the License Fees paid by Client if the infringement occurs after the first year of this Agreement.

11.3 Webb shall have no liability to Client under this Section 11.0 if any suit or claim of infringement is based upon the use of the Product: (a) in combination, operation or use with any product not furnished by Webb, to the extent that the infringement claim is based on the combination, operation or use with said product; (b) in a modified state not authorized by Webb; or (c) in a manner other than for which it was designed, if infringement would have been avoided without such use of the Product. Webb shall not be liable to Client for any infringement claim outside the United States or the countries in which the Products are installed.

12.0  Term and Termination.

12.1 The term of this Agreement shall begin upon the Effective Date, and shall continue until terminated by either Party pursuant to the terms and conditions of this Agreement.

12.2 Webb may terminate this Agreement and the License granted to Client if Webb is in compliance with this Agreement and either (a) Client fails to pay Webb any amounts when due Webb and such failure to pay has not been cured within five (5) days after Webb gives Client written notice of such failure to pay or,
(b) Client is in material default of any other provision of this Agreement and such default has not been cured within thirty (30) days after Webb gives Client written notice describing the default. Upon termination in accordance

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with this Section 12.2, Webb may:

  (i) declare all amounts owed to Webb by Client to be immediately due and payable;

  (ii) require that Client cease any further use of the Products and immediately return the Products and any copies to Webb; and

  (iii) cease performance of all of Webb's obligations under this Agreement without liability to Client.

12.3 Client may terminate this Agreement and the License granted to Client if Client is in compliance with this Agreement and Webb is in material default of any provision of this Agreement and such default has not been cured within thirty (30) days after Client gives Webb written notice describing the default. Upon such termination, Client shall pay Webb's outstanding invoices that do not pertain to Webb's default, but Client shall have no further payment obligations to Webb under this Agreement.

12.4 Upon termination of this Agreement by Webb or Client, Sections 3.0, 4.0, 5.0, 6.0, and 10.0 through 23.0 of this Agreement shall survive.

13.0  Limitations of Liability.

13.1 AFTER THE PARTIES HAVE SIGNED THIS AGREEMENT, CLIENT'S EXCLUSIVE REMEDIES FOR PRODUCT RELATED MATTERS SHALL BE AS DESCRIBED IN THIS AGREEMENT, SUBJECT TO THE LIMITATIONS OF SECTION 13.0.

13.2 WEBB SHALL NOT BE LIABLE FOR ANY EXPENSE OR DAMAGE ARISING OUT OF ANY ERASURE, DAMAGE OR DESTRUCTION OF FILES, DATA OR PROGRAMS. CLIENT SHALL BE RESPONSIBLE FOR MAKING BACKUP COPIES OF FILES, DATA, AND PROGRAMS.

13.3 SAVE AS PROVIDED IN SECTION 11.2, IN NO EVENT SHALL WEBB OR ITS THIRD PARTIES OR CLIENT OR ITS THIRD PARTIES BE LIABLE FOR SPECIAL, INDIRECT, THIRD PARTY, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS. NEITHER PARTY SHALL SEEK, OR OTHERWISE APPLY FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES.

13.4 EXCEPT ONLY FOR INDEMNIFICATION BY WEBB UNDER SECTION 11.1 ABOVE, WEBB'S MAXIMUM AGGREGATE LIABILITY FOR DAMAGES TO CLIENT OR OTHERS SHALL BE LIMITED TO ACTUAL DIRECT MONEY DAMAGES IN AN AMOUNT NOT TO EXCEED THE LICENSE FEE PAID BY CLIENT FOR THE PRODUCTS SUBJECT TO THE DAMAGE CLAIM.

13.5 CLIENT ACKNOWLEDGES THAT THE LIMITATIONS ON LIABILITY IN THIS SECTION 13 ARE REASONABLE. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE EXCLUSIVE. EXCEPT ONLY FOR ACTIONS BY WEBB TO PROTECT INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL SEEK, OR OTHERWISE APPLY FOR, ANY EQUITABLE REMEDIES.

14.0  Assignment.

Neither Webb nor Client shall assign this Agreement or transfer, by operation of law or otherwise, any of its respective rights or obligations under this Agreement without the prior written consent of the other, such consent not be unreasonably withheld nor delayed, except that without the consent of the other, either Party may assign the entirety of its rights and obligations hereunder to an acquirer of substantially all of its assets, in the case of Client, Client may assign the entirety of its rights and obligations hereunder with respect to any of the six (6) countries covered by this Agreement to an acquirer of substantially all of its assets within such country and Client may assign such rights and obligations to an Affiliate. ("Affiliate" means an entity that,directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with Client.)

15.0  Waiver.

No term or provision of this Agreement shall be deemed waived and no breach shall be deemed excused, unless such waiver is in writing and signed by the Party claimed to have waived.

16.0  Excusable Delay.

Neither Webb nor Client shall be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Webb or Client, as the case may be. For purposes of this Agreement, such acts shall include, but not be limited to, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, or other such major events beyond Webb's or Client's reasonable control. This Section 16.0 shall not delay or excuse Client's payment obligations.

17.0  Governing Law and Dispute Resolution.

This Agreement is governed by and construed in all respects in accordance with the laws of the State of Colorado, USA. (without regard to conflicts of laws principles), excluding the United Nations Convention on Contracts for the International Sale of Goods. Webb and Client each waive their right to a trial by jury for any disputes between the Parties. The prevailing Party shall be entitled to collect from the other Party, the prevailing Party's reasonable legal fees and costs in connection with the enforcement of this Agreement.

18.0  Relationship

The relationship of Webb and Client under this Agreement will at all times remain independent. Client is not an agent, franchisee, partner or joint venture of Webb. Client is not authorized to enter into or execute any contract on behalf of or otherwise obligate Webb in any matter.

19.0  Severance and Interpretation.

If any provision of this Agreement is found to be unenforceable, such provision shall be deemed to be deleted or narrowly construed to such extent as is necessary to make it enforceable and this Agreement shall otherwise remain in full force and effect. If an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of authorship of any of the provisions of this Agreement.

20.0  Time Limitation.

Except for actions for non-payment or for breach of Webb's or its Third Parties' Intellectual Property Rights, no action arising out of or relating to this Agreement may be brought later than two (2) years after the cause of action became known to the injured Party.

21.0  Notices.

All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be delivered by a method providing for proof of delivery. A confirmed facsimile transmission shall be deemed to provide proof of delivery. Any notice or request shall be deemed to have been given on the date of delivery. Notices and requests must be delivered to the Parties at the addresses on the first page of this Agreement until a different address has been designated by notice to the other Party.

22.0  Non-Solicitation of Employees.

Neither Party shall directly solicit the services or employment of any employee or agent of the other Party for a period beginning at the Effective Date and ending twelve (12) months after the last date of initial delivery of any of the Products as set forth in the Exhibits (as of the Effective Date).

23.0  Entire Agreement.

This Agreement and the Schedules and Exhibits listed below and referred to herein, together with any addenda signed by the Parties (collectively, the "Agreement"), constitute the entire agreement between Webb and Client with respect to the Products, support, and other subject matter of this Agreement, and may only be modified by a written amendment or addendum signed by both Webb and Client. No employee, agent, or other representative of either Webb or Client has authority to bind the other with regard to any statement, representation, warranty, or other expression unless it is specifically included within the express terms of this Agreement or a written addendum signed by both Webb and Client. All purchase orders, prior agreements, representations, statements, proposals, negotiations, understandings, and undertakings with respect to the subject matter of this Agreement are superseded by this Agreement.


WEBB INTERACTIVE SERVICES, INC.      PROMEDIA GVC
                                     By: Promedia BVBA, Manager for Promedia GVC

______________________________       ___________________________________________
(Authorized Signature)               (Authorized Signature)

______________________________       ___________________________________________
(Printed Name)                       (Printed Name)

______________________________       ___________________________________________
(Title)                              (Title)

______________________________       ___________________________________________
(Date)                               (Date)

SCHEDULES and EXHIBITS      :      Attached
----------------------             --------

1. SCHEDULE A                      Product Sites and Information

     Exhibit 1                     License Fee and Other Charges

2. SCHEDULE B                      Maintenance and Support Agreement

3. SCHEDULE C                      Web Site Hosting Agreement

4. SCHEDULE D                      Professional Services Agreement

                                  Schedule A
                                  -----------

                          Products and Product Sites

Products: The Products subject to this Agreement are: (a) AcceIX Site Builder v2.0.2.18; (b) AcceIX Request v1.0; (c) AcceIX Notify v1.0 and AccelX Promote v1.0.

Number of SMEs (small/medium enterprises that subscribe to Client's services using AccelX technology): Unlimited within the Location of Use described below.

Number of Sites: Not applicable.

Location of Use: The allowable Number of SMEs may be used by Client or its affiliated companies headquartered in The Netherlands, Belgium and Portugal plus any three of the following: Ireland, South Africa, Puerto Rico or any European country, effective 30 days after Client has notified Webb of its selection(s). Once selected, Client may not change from the six countries named as part of this agreement but may obtain licenses for other locations as part of a separate purchase.

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

                                  EXHIBIT A-1

                          Pricing and Business Terms

License Purchase Fee for Products noted on Schedule A is Euro 960,820. Payment to be made is 50% within fourteen (14) days of the Effective Date and 50% on or before September 30, 2000.

This License Purchase Fee represents a 40% discount off the current list price for the Products noted in Schedule A. If Client elects to purchase additional licenses of AccelX Product(s) prior to August 1, 2001, Client may take the same 40% discount off the then current list price for any AccelX Product(s).

If Client decides not to take advantage of these discounts, but decides to purchase additional licenses after August 1, 2001, Client shall negotiate new pricing based on Webb's then current License Fees.

AccelX Software Acceptance: Webb and the Client will engage in an activity to validate that the AccelX software required for the implementation of SME storefronts for Phase I is functional.

The AccelX software shall be deemed functional and accepted when the following criteria are demonstrated:

     . Software is installed on hardware provided by the client within its facility

     .    Software can be accessed through published interfaces

     . Software successfully creates a storefront with content in two languages (in order to demonstrate NLS capability)

AccelX software does not include:

     .    any required custom components

     .    integration with any external systems

Client agrees to have the hardware and the third party software required for testing (operating systems, Oracle, WebLogic, IIS) installed by no later than September 1, 2000. Webb will assist with the AccelX software installation, setup and testing which can occur within the two weeks following the installation of the hardware and the third party software. The AccelX software shall be deemed accepted upon the earlier occurrence of either the successful demonstration of the above criteria or by September 15, 2000, if the test has not taken place by that date.

Webb will require a "Certificate of Acceptance" to be signed by the Client to indicate acceptance of the AccelX software.

                                  Schedule B

                           WEBB INTERACTIVE SERVICES
                       MAINTENANCE AND SUPPORT AGREEMENT


     THIS MAINTENANCE AND SUPPORT AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1899 Wynkoop, Suite 600, Denver, Colorado 80202 and the "Client" identified in the attached Master Software License Agreement (the "Master Agreement") dated as of ______, 2000 is effective as of _______ 2000 ("Effective Date"). WEBB and Client are referred to collectively as "the Parties".

                                  Background
                                  ----------

     WHEREAS, Client has licensed the certain Products from WEBB and Client desires to have WEBB maintain and support the Products during the term of the Master Agreement.

     WHEREAS, WEBB is willing to offer maintenance and support for the Products during the term of the Master Agreement, subject to the terms of this Agreement.

In consideration of the foregoing, the Parties agree as follows:

     1.   Definitions
          -----------

     Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Master Agreement.

     2.   WEBB's Obligations
          ------------------

     Subject to payment by Client of the Support Fee (in United States currency) identified in Exhibit B-1, WEBB shall provide the following Maintenance and
              -----------
Support Services for the Products.

     (a) Problem reporting, tracking and monitoring and communications to Client by electronic mail via the Internet;

     (b) Reasonable telephone support (i) 24 hours per day, 7 days per week if Client elects to have Webb provide its hosting services and (ii) 8:00 a.m. to 5:00 p.m. (Belgium Time) if Client elects not to have Webb provide its hosting services.

     (c) Periodic software Modifications or Enhancements publicly offered by WEBB during the term of this Agreement.

     (d) Shall work diligently during normal business hours (subject to Section 2(b) above) to promptly resolve defects and errors that have been replicated by or for WEBB in the Products and Documentation in accordance with the following schedule, it being understood that the closure periods commence when the problem has been mutually verified:


ERROR PRIORITY (1)       RESPONSE (2)        CLOSURE (3)
Emergency (A)            24 hours            7 days
Critical (B)             2 days              14 days
Non-Critical (C)         30 days             Next Update


          (1)  Priority:

               -A- Catastrophic product or module failures that do not have a viable detour or work around available. Catastrophic failure shall be deemed to include failures which cause an interruption of service or seriously impair the functionality of the Products.

               -B- Problems that have been substantiated as a serious inconvenience to Client or its customers. This includes any priority A failure for which a viable detour or work around is available.

               -C- All other problems which Client or its customers can easily avoid or detour for which there is no urgency for a resolution.

          (2) Response: Response consists of providing, as appropriate, one of the following to Client: an existing correction; a new correction; a viable detour or work around; a request for more information to complete analysis of the problem, or a plan on how the problem will be corrected.

          (3) Closure: Closure consists of providing a final correction or work around of the problem including Modifications of the Products and, to the extent reasonably possible, revised or new documentation as necessary, it being understood that documentation may, to the extent reasonable, be completed after the applicable closure date.

     (e) Shall furnish the maintenance and technical support described above, for the current release level of the Products and the previous release level thereof for a period up to 6 months past its date of discontinuation.

     (f) WEBB shall have the right to outsource its obligations under this Agreement to a third party, provided that WEBB shall remain responsible for its obligations under this Agreement that are performed by such third party.

3.   Client Obligations
     ------------------

Client agrees:

     (a)  that the Designated Contact person(s) identified in Exhibit B-1 (or
                                                              -----------
such other replacement individual as Client may designate) shall be the sole contact for the coordination and receipt of the Maintenance and Support Services set forth in Section 2 of this Agreement, which person shall be knowledgeable
             ---------
and trained in the Products;

     (b) to maintain for the term of this Agreement, an electronic mail link-up with WEBB via the Internet;

     (c) to provide reasonable supporting data to and aid in the identification of reported problems;

     (d) to treat all periodic software Modifications delivered under this Agreement in accordance with the terms of the Master Agreement between WEBB and Client under which Client obtained rights to the Products.

4.   Term and Termination
     --------------------

     4.1 For each Product covered by this Agreement, the Maintenance and Support Services will begin on the Effective Date and will apply to such Product for an initial term of twelve (12) months unless an alternative period is agreed to in writing. The initial term may be extended or renewed at Client's option for a one-year increment, provided that the maintenance fee for such period shall be determined based on US $180,000. At the conclusion of the one-year extension, if applicable, the term of this Agreement may be further extended at Client's election, provided that any such extension shall be in accordance with Webb's policies and pricing in effect at the time of any such extension. Client shall give WEBB at least 60 days written notice if, during the initial term or any renewed period, Client decides not to renew Maintenance and Support.

     4.2 If either party is in default of its obligations hereunder and such default continues for thirty (30) days following receipt of written notice from the other party, the non-breaching party, in addition to any other remedies it may have, may terminate this Agreement. In such case, the non-prevailing party will pay the prevailing party all costs and expenses including reasonable attorneys' fees incurred by the prevailing party in exercising any of its rights or remedies.

     4.3 This Agreement shall automatically terminate upon the termination of the Master Agreement. If this Agreement is terminated pursuant to this Section 4.3, the Parties will be obligated to comply with all post-termination obligations under the Master Agreement and any outstanding Support Fees and other charges, if any, shall become immediately due and payable.

5.   Charges, Taxes and Payments
     ---------------------------

     5.1  The Support Fee set forth on Exhibit B-1 is payable upon the execution
                                       -----------
of this Agreement or prior to the commencement of any additional one-year extension term.

     5.2 The charges specified in this Agreement are exclusive of all taxes (domestic or foreign), levies and assessments. Client agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Client or WEBB arising out of this Support Agreement excluding any income tax imposed on WEBB by any governmental body.

     5.3 Client agrees that WEBB will have the right to charge in accordance with WEBB then current policies for any services resulting from Client's modification of the Products.

6.   Warranty, Limitation of Liability and Indemnification
     -----------------------------------------------------

     6.1 EXCEPT AS STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RESPECTING THIS MAINTENANCE AND SUPPORT AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE APPLICABLE SOFTWARE), INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED.

     6.2 WEBB WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN PERFORMANCE DUE IN WHOLE OR IN PART TO ANY CAUSE BEYOND WEBB'S REASONABLE CONTROL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (A) ANY SPECIAL, INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES, (B) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS OR (C) ANY CLAIM THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

     6.3 Client will hold WEBB and its directors, officers, employees, representatives and agents, (collectively, "Webb Representatives") harmless from, and defend and indemnify WEBB and Webb Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or Webb Representatives to the extent that such third party claim is based on the negligence or willful misconduct of Client or its agents or representatives.

     6.4 WEBB will hold Client and its directors, officers, employees, representatives and agents (collectively, "Client Representatives") harmless from, and defend and indemnify Client and Client Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against Client or Client Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or its Webb Representatives or (b) claims of infringement of Intellectual Property Rights against Client or Client Representatives for the authorized use of the Products.

     6.5 If a third party asserts a claim that is eligible for indemnification under Sections 6.3 or 6.4: (a) the indemnified party will promptly notify the indemnifying party of the suit or claim; (b) the indemnified party will give the indemnifying party sole authority to defend or settle the suit or claim, provided that the indemnifying party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified party; (c) the indemnified party will provide to the indemnifying party all information in its control concerning the suit or claim; and (d) the indemnified party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 6.3 and 6.4 are subject to and conditioned upon compliance with this Section 6.5 by the indemnified party.

7.   General
     -------

     7.1 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     7.2 This Agreement contains the full understanding of the parties with respect to the maintenance and support of the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Support Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Client License Agreement, the terms and conditions of the License Agreement shall be controlling.

     7.3  This Agreement shall be governed by the laws of the State of Colorado.

     7.4 Any notice or other communication in connection with this Maintenance and Support Agreement shall be furnished in writing and shall be effective upon receipt.

     7.5 Neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.


WEBB Interactive Services, Inc.:   Client:  Promedia GVC

By:_____________________________   By: Promedia BVBA, Manager for Promedia GVC

Name:___________________________   Name:______________________________

Title:__________________________   Title:_____________________________

Date:___________________________   Date:______________________________

                                  EXHIBIT B-1

                      MAINTENANCE AND SUPPORT ATTACHMENT


Support Fee(s): The Client will pay WEBB the following Support Fee:
--------------

(1) Annual Renewable Maintenance Fee = Euro 192,328 for Maintenance and Support for the Products described in Schedule A, payable pursuant to Section 5.1 of this Agreement.

(2) Maintenance Fee for Additional purchases as described in Schedule A, Exhibit 1 shall be 20% of the License Fees payable on a monthly basis.


Commencement Date:  _______, 2000.
-----------------

Client Designated Contacts:

Primary Contact:__________________________________

Phone number:_____________________________________

E-Mail address:___________________________________


Secondary Contact:________________________________

Phone number:_____________________________________

E-Mail address:___________________________________

                                  Schedule C

                           WEBB INTERACTIVE SERVICES
                               HOSTING AGREEMENT


     THIS WEB SITE HOSTING AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1899 Wynkoop, Suite 600, Denver, Colorado 80202 and "Client" identified in the attached Master Software License Agreement (the "Master Agreement") dated as of ______, 2000, is effective as of ______, 2000 ("Effective Date"). WEBB and Client are referred to collectively as "the Parties."

                                  Background
                                  ----------

     WHEREAS, Client has licensed the certain Products from WEBB and Client desires to have WEBB host Client's web site (the "Web Site") under the terms of this Agreement.

     WHEREAS, WEBB is willing to host the Web Site under the terms of this Agreement.

In consideration of the foregoing, the Parties agree as follows:

     1.   Definitions

     Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Master Agreement.

     2    Hosting Services

2.1  Hosting Commitment by WEBB. Commencing on ________, 2000, through ________,
     --------------------------
2000 (the "Initial Term"), and subject to the terms of this Agreement and the Master Agreement, WEBB will host on WEBB servers, operate, and allow continuing access to the WEBB Hosting Platform and licensed Products by and for the benefit of Client and Client Customers until the earlier of (a) the expiration or termination of this Agreement or (b) the termination of the Master Agreement. Webb may at any time after ________, 2000 require Client to take over the hosting of the web sites, provided that Webb gives Client 30 days advance notice.

2.2  Third Party Costs. Client will be responsible for the costs paid to third
     -----------------
parties for third party content, technology and services that Client specifically requests be integrated into Client's Web Site.

2.3  Optional Hosting by Client.  Subject to the terms of Section 2.1, Webb will
     --------------------------
continue to provide hosting services in accordance with the terms of this Agreement after the Initial Term, but only if Client requests that Webb do so. In the event that Client does not elect to have Webb continue to provide hosting services after the Initial Term and elects to take over the hosting of its Web Site, WEBB will provide Client one copy of the Object Code to the Webb Hosing Platform to enable Client to commence and continue, at its expense, the hosting and operation of the Web Site for use in accordance with the License granted under the Master Agreement. Client shall have the right to make one copy of the Object Code for archival purposes. Client shall also have the right to authorize a third party Client partner to host the Web Site provided that it obtains the prior written consent of WEBB which will not be withheld if (a) WEBB has the resources available that are required by such Client partner and WEBB is reimbursed on a time and materials basis, (b) WEBB is not required to provide support directly to such Client partner, (c) WEBB does not reasonably believe that the revenue received by WEBB under this Agreement will be negatively impacted and (d) such Client partner agrees to maintain the confidentiality of any WEBB Confidential Information.

2.4  Hosting Fee.  During the Term of this Agreement, Client shall pay WEBB the
     ------------
hosting fees described in Exhibit C-1 attached hereto. Client shall be responsible for all fixed and cumulative charges. In addition to WEBB's other remedies, if Client fails to pay WEBB any amounts when due under this Agreement, Client will pay interest on that amount at the rate of 1.5 % per month or such lesser maximum rate of interest permitted under applicable law. All fees or other payments required under this Agreement shall be paid by Client in United States currency.

2.5  Reference to "Powered by" WEBB.  So long as either WEBB or Client or its
     ------------------------------
partner is hosting and operating the WEBB Hosting Platform for the benefit of Client or Client's Customers, (a) Client shall include a reference in the management interfaces for Client customers that the web site management tools are "powered by" WEBB or other mutually agreed WEBB branding; and (b) Client shall include a WEBB icon in the area of the Client site where Client business partners are listed.

3.   Warranty and Disclaimer

     WEBB provides no warranty regarding the bandwidth or any information, services or products provided through, in connection with, or located on its server or computer systems. WEBB HEREBY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, (A) ANY WARRANTY AS TO BANDWITH, AVAILABILITY, ACCURACY OR CONTENT INFORMATION; AND (B) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.   Limited Liability

     Any liability of WEBB, including without limitation, any liability for damages caused or allegedly caused by failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communication, theft or destruction of, or unauthorized access to, alteration or use of records, whether for breach of contract, tortuous behavior, negligence, or under any other cause of action, shall be limited to the amount paid by or on behalf of Client to WEBB. IN NO EVENT WILL WEBB BE LIABLE FOR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES OR LOST PROFITS.

5.   General

     5.1 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     5.2 This Agreement contains the full understanding of the parties with respect to the maintenance and support of the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Support Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Client License Agreement, the terms and conditions of the License Agreement shall be controlling.

     5.3  This Agreement shall be governed by the laws of the State of Colorado.

     5.4 Any notice or other communication in connection with this Maintenance and Support Agreement shall be furnished in writing and shall be effective upon receipt.

     5.5 Neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.


WEBB Interactive Services, Inc.:        Client: Promedia GVC

By:______________________________       By: Promedia BVBA, Manager for
                                             Promedia GVC

Name:____________________________       Name:_____________________________

Title:___________________________       Title:____________________________

Date:____________________________       Date:_____________________________

                                  EXHIBIT C-1


                           HOSTING FEES AND CHARGES

Hosting
-------

     Webb agrees to host the web sites created by Client for an initial period of three (3) months (______, 2000 through _____, 2000) at Webb's hosting fee of US$2,500 per month. As a concession to Client, and as an inducement to enter into this Agreement, Webb has agreed to waive, and hereby waives, the three-month hosting fee of US$7,500. Client shall pay no fee for the hosting services to be performed by Webb during the three month period ending on _____, 2000 ("End Date"). If, after the End Date, Client desires Webb to continue to host the web sites created by Client, Client shall pay Webb a hosting fee of US$2,500 per month for the first 5000 SMEs and US$0.30 per SME per month for each additional SME between 5001 - 25,000. If Client exceeds 25,000 SMEs, Client and Webb shall negotiate the hosting fee for each additional SME over 25,000 SMEs.

                                  Schedule D

                        WEBB INTERACTIVE SERVICES INC.
                        PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1899 Wynkoop, Suite 600, Denver, Colorado 80202 and the "Client" identified in the attached Master Software License Agreement (the "Master Agreement") dated as of ______, 2000, is effective as of _____, 2000 ("Effective Date"). WEBB and Client are referred to collectively as the "Parties."

                                  Background
                                  ----------

     WHEREAS, Client has licensed certain Products from WEBB and Client desires to have WEBB provide professional services related to the Products during the term of the Master Agreement.

     WHEREAS, WEBB is willing to offer professional services related to the Products during the term of the Master Agreement, subject to the terms of this Agreement.

                                   Agreement
                                   ---------

In consideration of the foregoing, the Parties agree as follows:

1.   Definitions.  Capitalized terms used but not defined in this Agreement
     -----------
shall have the meanings ascribed to them in the Master Agreement.

2.   WEBB's Obligations
     ------------------

     2.1 WEBB shall perform for Client the professional services (the "Services") specified in one or more Exhibits (in the form of Statement of Work signed by both parties), each of which will be made a part of this Agreement. In the event of a conflict between any term of this Agreement and an Exhibit, the terms of the Exhibit shall prevail.

     2.2 Changes within the scope of the Services shall be made only in writing executed by authorized representatives of both parties. WEBB shall have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by the parties in writing.

     2.3 WEBB reserves the right to determine which of its personnel shall be assigned to perform the Services, and to replace or reassign such personnel during the term hereof; provided, however, that it will, subject to scheduling and staffing considerations, attempt to honor Client's request for specific individuals.

     2.4 WEBB shall have the right to outsource its obligations under this Agreement to a third party, provided that WEBB shall remain responsible for its obligations under this Agreement that are performed by such third party.

3.   Client Obligations
     ------------------

     3.1 In connection with WEBB's provision of the Services, Client shall perform all tasks and assume all responsibilities not expressly described as the Services and, in particular, shall perform those tasks and assume those responsibilities specified in the applicable Exhibit ("Client Responsibilities"). The Exhibit shall also contain any assumptions related to the Services. Client understands that WEBB's performance is dependent on Client's timely and effective satisfaction of Client Responsibilities hereunder and timely decisions and approvals by Client. WEBB shall be entitled to rely on all decisions and approvals of the Client in connection with the Services. Changes in decisions and approvals are subject to the provisions of Section 2.2, above.

    3.2 In addition to any particular items which may be specified in the Exhibit, when required by WEBB, Client shall supply on-site WEBB personnel with suitable office space, desks, storage, furniture, and other normal office equipment support, including adequate telephone service, postage, copying, typing, and general office supplies which may be necessary in connection with WEBB's performance of the Services.

4.   Term and Termination
     --------------------

     4.1 If either party is in default of its obligations hereunder and such default continues for thirty (30) days following receipt of written notice from the other party, the non-breaching party may terminate this Agreement immediately, in addition to any other remedies it may have. In such case, the non-prevailing party will pay the prevailing party (as determined by a court or in arbitration) all costs and expenses including reasonable attorneys' fees incurred by the prevailing party in exercising any of its rights or remedies.

     4.2 This Agreement shall automatically terminate upon the termination of the Master Agreement. If this Agreement is terminated pursuant to this Section 4.2, the Parties will be obligated to comply with all post-termination obligations under the Master Agreement and any outstanding fees and other charges, if any, shall become immediately due and payable.

5.   Charges, Taxes and Payments
     ---------------------------

     5.1 Client shall pay WEBB for the Services as defined in the Exhibit D-1 at WEBB's then current rates for professional services.

     5.2 Unless the Parties agree otherwise in writing, Client shall pay the amounts payable to WEBB hereunder within thirty (30) days of receipt of invoices submitted by WEBB. Any invoice remaining unpaid for more than thirty (30) days from receipt shall accrue interest at a rate of the lesser of one and one-half (1.5%) percent per month or the highest rate allowed by law.

     5.3 Unless provided otherwise in an Exhibit, WEBB shall be reimbursed by Client for all reasonable expenses incurred by WEBB in the performance of the Services, including, but not necessarily limited to, travel and lodging expenses, communications charges and supplies.

     5.4 The charges specified in this Agreement are exclusive of all taxes (domestic or foreign), levies and assessments. Client agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Client or WEBB arising out of this Agreement excluding any income tax imposed on WEBB by a governmental body.

6.   Confidential Information.
     ------------------------

     6.1 "Confidential Information" means any trade secret or other information or data of a proprietary or confidential nature belonging to either party, including but not limited to: (a) technical or developmental information (including associated documentation); (b) marketing or pricing information; (c) business practices or relationships; (d) performance results or benchmark test results of all or any portion of the Products; (e) designs, ideas, concepts, inventions, technical know how, software programs, program flow charts, file layouts, and all record bearing media containing or disclosing such information. Confidential Information shall not include information of one party that: (i) is or becomes lawfully available to the public through no act or omission of the other party; (ii) is in the other party's lawful possession prior to the disclosure and was not obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure or (iv) is independently developed by the other party.

     6.2 Neither party shall use or disclose to any person, either during the term or after the termination of this Agreement, any Confidential Information owned by the other party, except as expressly permitted pursuant to the terms of this Agreement or as required in response to a valid order or requirement of a court or other governmental body having competent jurisdiction provided, however, that the party proposing to so disclose first gives prior written notice of such proposed disclosure to the other party.

7.   Non-Solicitation.
     ----------------

     Neither party shall solicit for employment, whether directly or indirectly through an associated or affiliated company or subsidiary or otherwise, employ, engage or contract from the date of this Agreement or any Exhibit and for a period of two (2) years thereafter, any person who is employed or contracted by the other party during the duration of this Agreement.

8.   Proprietary Materials and Work Product.
     --------------------------------------

     8.1 Notwithstanding Section 6.0 of the Master Software License Agreement, Intellectual Property Rights hereto the parties acknowledge and agree that all work product (the "Work") developed in providing the Services or resulting from providing the Services shall become and remain the exclusive property of WEBB. Other than the license granted to Client pursuant to the Master Agreement, no right, title or interest in all or any portion of the Work, is conveyed or assigned to Client either expressly or by implication by virtue of this Agreement including any patents, copyrights, trade secrets, trademarks, trade names or other intellectual property (collectively, the "Intellectual Property Rights"). Upon written request by WEBB, Client shall properly execute such assignments, bills of sale or other documents necessary to confirm, assign or transfer in favor of WEBB, any Intellectual Property Rights in the Work created, developed or discovered by Client, its employees or consultants in assisting WEBB in the provision of the Services.

     8.2 Nothing in this Agreement shall preclude WEBB from developing for itself, or for others, materials which are competitive with those produced as a result of the Services provided hereunder, irrespective of their similarity to items which may be delivered to Client pursuant to this Agreement. Webb shall not re-use any templates or similar items jointly developed by the Parties which are unique to Client, without Client's written consent, which consent will not be unreasonably withheld.

9.   Warranty, Limitation of Liability and Indemnification
     -----------------------------------------------------

     9.1 EXCEPT AS STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RESPECTING THIS MAINTENANCE AND SUPPORT AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE APPLICABLE SOFTWARE), INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED.

     9.2 WEBB WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN PERFORMANCE DUE IN WHOLE OR IN PART TO ANY CAUSE BEYOND WEBB'S REASONABLE CONTROL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (A) ANY SPECIAL, INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES, (B) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS OR (C) ANY CLAIM THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

     9.3 Client will hold WEBB and its directors, officers, employees, representatives and agents, (collectively, "Webb Representatives") harmless from, and defend and indemnify WEBB and Webb Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or Webb Representatives to the extent that such third party claim is based on the negligence or willful misconduct of Client or its agents or representatives.

     9.4 WEBB will hold Client and its directors, officers, employees, representatives and agents (collectively, "Client Representatives") harmless from, and defend and indemnify Client and Client Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against Client or Client Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or Webb Representatives or (b) claims of infringement of Intellectual Property Rights against Client or Client Representatives for the authorized use of the Products.

     9.5 If a third party asserts a claim that is eligible for indemnification under Sections 9.3 or 9.4: (a) the indemnified party will promptly notify the indemnifying party of the suit or claim; (b) the indemnified party will give the indemnifying party sole authority to defend or settle the suit or claim, provided that the indemnifying party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified party; (c) the indemnified party will provide to the indemnifying party all information in its control concerning the suit or claim; and (d) the indemnified party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 9.3 and 9.4 are subject to and conditioned upon compliance with this Section 9.5 by the indemnified party.

10.  General
     -------

     10.1 In connection with this Agreement each party is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

     10.2 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     10.3 This Agreement and any Exhibits attached hereto contains the full understanding of the parties with respect to the professional services related to the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Master Agreement, the terms and conditions of the Master Agreement shall be controlling.

     10.4 Webb shall, in connection with its fulfillment of its obligations under this Agreement, comply with all applicable laws, including, but not limited to, all applicable employment laws and laws with respect to the obtaining of visa or residence permits for its officers, employees, agents or subcontractors. When required, Client shall provide all reasonable and necessary assistance to Webb in order to comply with applicable laws.

     10.5 This Agreement shall be governed by the laws of the State of Colorado.

     10.6 Any notice or other communication in connection with this Agreement shall be furnished in writing and shall be effective upon receipt.

     10.7 Except for Client's payment obligations for professional services already completed by WEBB, neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.

     10.8 Neither Webb, nor its personnel, shall be deemed to be an employee of Client and shall not be entitled to any Client employment rights or benefits whatsoever. Client shall not have any obligations to any of the personnel of Webb, including, but not limited to, income and employment and/or other socially secured taxes or benefits. Webb shall indemnify and hold harmless Client from and against any and all claims in relation to the payment of said income, employment or other social security taxes or benefits.


WEBB Interactive Services, Inc:    Client:  Promedia GVC

By:___________________________     By:  Promedia BVBA, Manager for Promedia GVC

Name:_________________________     Name:_______________________________________

Title:________________________     Title:______________________________________

Date:_________________________     Date:_______________________________________